SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[]   Preliminary Proxy Statement
[]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[]   Definitive Proxy Statement
[X]  Definitive Additional Materials
[]   Soliciting Material Pursuant to ss.240.14a-12


                               CEL-SCI CORPORATION
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)
   (3)

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:



     2) Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



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Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Cel-Sci Corporation to be held on June 25, 2013. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholder to approve six proposals. Three of these proposals, numbers 1, 2 and 6, are relatively routine in that they have been part of the Annual Meeting agendas every year since 2000. Proposal number 3 is to amend certain outdated portions of the company's articles of incorporation to conform with the Colorado's Business Corporation Act.

The other two proposals, numbers 4 and 5, are extremely important to the company's future. If we do not get 50% of all of the outstanding shares to vote on proposals 4 and 5 they will fail and CEL-SCI's ability to structure the financing of the Multikine Phase III clinical trial may be severely limited.

                           PLEASE VOTE IN FAVOR TODAY!

The Fourth Proposal concerns authorization granted by the shareholders to the Company's Board of Directors to implement a proposed reverse stock split, IF the Board determines it to be in the best interests of CEL-SCI's shareholders. Shareholders gave this authorization to the Board of Directors in 2008 and 2009 and the Board elected not to proceed with a reverse split in those years. The primary reason to give this authority to the Board of Directors again is to give the Company more flexibility and options in the financing of the ongoing Phase 3 clinical trial.

The Fifth Proposal involves an increase in the Company's authorized capitalization. The Company needs to increase its authorized shares of common stock to accommodate the additional shares which may be issued if all outstanding options, warrants and convertible securities were exercised or converted and to allow the Company to raise additional capital through the sale of common stock or securities convertible into common stock. If this proposal is not approved, management's ability to finance the ongoing Phase III clinical trial may be severely limited.

You can find more information on these proposals in the company's proxy materials filed at: http://www.envisionreports.com/CVM.

The Board of Directors fully recommends a "FOR" vote on all six proposals. Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

  YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM
   YOU. PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

You still have time to vote by telephone or the internet. For telephone voting please call the toll free number shown on the front of your voting instruction form. To vote by internet please go to www.proxyvote.com. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.

                    YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

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If you have any  questions  relating to the  shareholders  meeting,  voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

                           We appreciate your support.

  IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE
          INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST